ALPINE SUMMIT ENERGY PARTNERS ANNOUNCES RESULTS OF AGM

Nashville, Tennessee and Vancouver, British Columbia-(Newsfile Corp. - May 26, 2023) - Alpine Summit Energy Partners, Inc. ("Alpine Summit" or the "Company") (TSXV: ALPS.U) (NASDAQ: ALPS) today announced that shareholders approved all proposals put forth at the Company's Annual General Meeting of Shareholders (the "Meeting") held on May 25, 2023, including the re-election of all five directors of the Company, amendments to the Company's Deferred Share Unit Plan, and the reappointment of Weaver and Tidwell, LLP, as the independent registered public accounting firm of the Company. Detailed results of the proposals considered at the Meeting are disclosed in the Report of Voting Results filed under the Company's profile on SEDAR at www.sedar.com and in the Form 8-K filed under the Company's profile on EDGAR at www.sec.gov/edgar.

About Alpine Summit Energy Partners, Inc.

Alpine Summit is a U.S. based company that operates and develops oil and gas assets. For additional information on the Company, please visit www.alpinesummitenergy.com.

Darren Moulds, Chief Financial Officer

Phone:  403.390.9260

Email: dmoulds@alpsummit.com

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